Exhibit 99.1

PRESS RELEASE

Contacts:	Robert McPherson
Sr. Vice President & CFO
Metals USA, Inc.
713-965-0990

METALS USA ANNOUNCES EXECUTIVE CHANGE

IN THE BUILDING PRODUCTS GROUP

SEPTEMBER 11, 2006 – HOUSTON – Metals USA Holdings Corporation, a leading metals distributor and processor headquartered in Houston, today announced that the President of its Building Products Group, Gerard Papazian, has left the Company to pursue other opportunities.

Mr. Lourenco Goncalves, Chairman, President and C.E.O. of Metals USA Holdings Corp. stated: “We thank Gerard Papazian for his contribution to the Building Products Group and wish him the best in his future endeavors. As we continue our focus on operational efficiencies at Metals USA, I have assumed the additional duties of President of the Building Products Group.”

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets. For more information, visit the company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s Form 10-K and 10Qs which are on file with the Securities and Exchange Commission for more complete information. Additionally, copies of the Company’s filings with the Securities and Exchange Commission together with press releases and other information investors may find of benefit can be found at the Company’s website at www.metalsusa.com.

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company’s periodic filings with the Securities and Exchange Commission.

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